AJ. ROBBINS, PC
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Java Detour, Inc. our report dated October 10, 2006 of JDCO, Inc. dba Java Detour relating to the financial statements of JDCO, Inc. dba Java Detour included in or made part of this Form SB-2 and to the reference made to our firm under the caption "Experts" included in or made part of this of this Registration Statement on Form SB-2

/s/ AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
December 27, 2006